                                                               EXHIBIT (g)(xiii)

                               FORM OF SCHEDULE A
                      TO THE SHAREHOLDER SERVICE AGREEMENT
                            FOR SCHWAB CAPITAL TRUST

Fund                                                                      Effective Date
----                                                                      --------------
Schwab International Index Fund                                           July 21, 1993

Schwab Small-Cap Index Fund                                               October 14, 1993

Schwab MarketTrack Growth Portfolio (formerly known as Schwab Asset       September 25, 1995
Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly known as Schwab Asset     September 25, 1995
Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio (formerly known as Schwab       September 25, 1995
Asset Director-Conservative Growth Fund)

Schwab S&P 500 Fund - Investor Shares                                     February 28, 1996

Schwab S&P 500 Fund -e.Shares                                             February 28, 1996

Schwab S&P 500 Fund - Select Shares                                       April 30, 1997

Schwab Analytics Fund                                                     May 21, 1996

Schwab MarketManager International Portfolio (formerly known as Schwab    September 2, 1996
OneSource Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly known as Schwab           October 13, 1996
OneSource Portfolios-Growth Allocation)

Schwab MarketManager Balanced Portfolio (formerly known as Schwab         October 13, 1996
OneSource Portfolios-Balanced Allocation)

Schwab MarketManager Small Cap Portfolio (formerly known as Schwab        August 3, 1997
OneSource Portfolios-Small Company)

Schwab MarketTrack All Equity Portfolio (formerly known as Schwab Asset   April 16, 1998
Director-Aggressive Growth Fund)

Institutional Select S&P 500 Fund                                         October 28, 1998

Institutional Select Large-Cap Value Index Fund                           October 28, 1998

Institutional Select Small-Cap Value Index Fund                           October 28, 1998

Schwab Total Stock Market Index Fund                                      April 15, 1999

                                            SCHWAB CAPITAL TRUST

                                            By:     ____________________
                                            Name:   William J. Klipp
                                            Title:  Executive Vice President
                                                    and Chief Operating Officer

                                            CHARLES SCHWAB & CO., INC.

                                            By:     _____________________
                                            Name:   Colleen M. Hummer
                                            Title:  Senior Vice President

                                                               EXHIBIT (g)(xiii)

                               FORM OF SCHEDULE C
                      TO THE SHAREHOLDER SERVICE AGREEMENT
                            FOR SCHWAB CAPITAL TRUST


  THE FEES LISTED BELOW ARE FOR SERVICES PROVIDED UNDER THIS AGREEMENT AND ARE
                TO BE ACCRUED DAILY AND PAID MONTHLY IN ARREARS:


Fund                                                  Fee
----                                                  ---
Schwab International Index Fund                       Twenty one-hundredths of one percent (.20%) of the Fund's average daily net assets

Schwab Small-Cap Index Fund                           Twenty one-hundredths of one percent (.20%) of the Fund's average daily net assets

Schwab MarketTrack Growth Portfolio (formerly known   Twenty one-hundredths of one percent (.20%) of the Fund's average
as Schwab Asset Director-High Growth Fund)            daily net assets

Schwab MarketTrack Balanced Portfolio (formerly       Twenty one-hundredths of one percent (.20%) of the Fund's average known as Schwab Asset Director-Balanced Growth Fund)  daily net assets

Schwab MarketTrack Conservative Portfolio (formerly   Twenty one-hundredths of one percent (.20%) of the Fund's average
known as Schwab Asset Director-Conservative Growth    daily net assets
Fund)

Schwab S&P 500 Fund -Investor Shares                  Twenty one-hundredths of one percent (.20%) of the class' average daily net assets

Schwab S&P 500 Fund -Select Shares                    Five one-hundredths of one percent (0.05%) of the class' average daily net assets

Schwab S&P 500 Fund - e.Shares                        Five one-hundredths of one percent (0.05%) of the class' average daily net assets

Schwab Analytics Fund                                 Twenty one-hundredths of one percent (.20%) of the Fund's average daily net assets.

Schwab MarketManager International Portfolio          Twenty one-hundredths of one percent (.20%) of the Fund's average
(formerly known as Schwab OneSource                   daily net assets.
Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly       Twenty one-hundredths of one percent (.20%) of the Fund's average
known as Schwab OneSource Portfolios-Growth           daily net assets.
Allocation)

Fund                                                  Fee
----                                                  ---
Schwab MarketManager Balanced Portfolio (formerly     Twenty one-hundredths of one percent (.20%) of the Fund's average
known as Schwab OneSource Portfolios-Balanced         daily net assets.
Allocation)

Schwab MarketManager Small Cap Portfolio (formerly    Twenty one-hundredths of one percent (.20%) of the Fund's average
known as Schwab OneSource Portfolios-Small Company)   daily net assets.

Schwab Market Track All Equity Portfolio (formerly    Twenty one-hundredths of one percent (.20%) of the Fund's average
known as Schwab Asset Director-Aggressive Growth      daily net assets
Fund)

Institutional Select S&P 500 Fund                     Twenty one-hundredths of one percent (.20%) of the Fund's average daily net assets

Institutional Select Large-Cap Value Index Fund       Twenty one-hundredths of one percent (.20%) of the Fund's average daily net assets

Institutional Select Small-Cap Index Fund             Twenty one-hundredths of one percent (.20%) of the Fund's average daily net assets

Schwab Total Stock Market Index Fund                  [                         ] of one percent (.___%) of the Fund's
                                                      average daily net assets


                                          SCHWAB CAPITAL TRUST

                                          By:     ____________________
                                          Name:   William J. Klipp
                                          Title:  Executive Vice President
                                                  and Chief Operating Officer

                                          CHARLES SCHWAB & CO., INC.

                                          By:     ____________________
                                          Name:   Colleen M. Hummer
                                          Title:  Senior Vice President